Exhibit 24

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director(s) of Bausch & Lomb Incorporated, a New York corporation, each hereby constitute(s) and appoint(s) WILLIAM H. WALTRIP and ROBERT B. STILES, or either one of them, his, her or their respective, true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, to do any and all acts and things and to execute any and all instruments which either of said attorneys-in-fact and agents may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and with any regulations, rules or requirements of the Securities and Exchange Commission promulgated under either of the foregoing statutes, in connection with any Registration Statements filed under said Acts, covering any offering of securities made, or deemed to be made, in connection with the Bausch & Lomb Incorporated 1990 Stock Incentive Plan, as it may from time to time be amended, and any other stock option plan of said Company, or any of them, including the offering of any Bausch & Lomb Incorporated Common Stock or Class B Stock or other securities thereunder, and including specifically, but without limitation of the foregoing power and authority, to sign the name(s) of the undersigned to said Registration Statements and to any amendment or amendments thereto filed with said Commission under said Acts in such connection, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this instrument has been signed and delivered by the undersigned as of this 31st day of October, 2001.

/s/ Franklin E. Agnew	/s/ John R. Purcell
FRANKLIN E. AGNEW	JOHN R. PURCELL

/s/ Domenico DeSole	/s/ Linda Johnson Rice
DOMENICO DESOLE	LINDA JOHNSON RICE

/s/ Jonathan S. Linen	/s/ William H. Waltrip
JONATHAN S. LINEN	WILLIAM H. WALTRIP

/s/ Ruth R. McMullin	/s/ Kenneth L. Wolfe
RUTH R. MCMULLIN	KENNETH L. WOLFE